================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Matthews Studio Equipment Group
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        MATTHEWS STUDIO EQUIPMENT GROUP
                             3111 N. Kenwood Street
                           Burbank, California 91505
                                 (818) 525-5200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To be held March 18, 1998 at 10:00 a.m.


The Annual Meeting of Shareholders of Matthews Studio Equipment Group (the "Company") will be held at 10:00 a.m. local time, Wednesday, March 18, 1998, at the Burbank Airport Hilton Hotel, 2500 North Hollywood Way, Burbank, California, to consider and act upon the following matters:

     1. To elect nine directors to hold office during the ensuing year until their respective successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on February 18, 1998, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the meeting and all adjournments thereof.

The Company's 1997 Annual Report to Shareholders and Form 10-Q for the quarter ended December 31, 1997 are transmitted herewith.

                         By Order of the Board of Directors,

                         /s/ Gregory Moiseeff
                         Gregory Moiseeff
                         Secretary

Burbank, California
February 24, 1998



SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE WILL APPRECIATE A PROMPT RETURN OF YOUR SIGNED PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. ANY SHAREHOLDER ATTENDING THE MEETING MAY REVOKE HIS OR HER PROXY AT THAT TIME AND MAY THEN VOTE HIS OR HER SHARES IN PERSON EVEN IF HE OR SHE HAS PREVIOUSLY RETURNED A PROXY. PLEASE ADVISE THE COMPANY'S TRANSFER AGENT, U.S. STOCK TRANSFER CORPORATION, 1745 GARDENA AVENUE, GLENDALE, CA 91204, OR OUR INVESTOR RELATIONS DEPARTMENT, IF THE ADDRESS ON THE ACCOMPANYING MATERIAL IS INCORRECT.

                        MATTHEWS STUDIO EQUIPMENT GROUP
                             3111 N. Kenwood Street
                           Burbank, California 91505
                                   __________


                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                           To be held March 18, 1998

                                   __________


                              GENERAL INFORMATION

This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Matthews Studio Equipment Group (the "Company"), for use at its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. local time, Wednesday, March 18, 1998, at the Burbank Airport Hilton Hotel, 2500 North Hollywood Way, Burbank, California, and at any adjournment or postponement of the Meeting. The Company intends to mail this Proxy Statement, the form of proxy to be utilized at the Meeting and the accompanying material on or about February 24, 1998.

Shares represented by properly executed proxies hereby solicited by the Board of Directors of the Company will be voted in accordance with instructions specified therein. It is the intention of the Board of Directors that shares represented by proxies which are not limited to the contrary will be voted in favor of the election as directors of the persons named herein. In addition, a proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting.

RECORD DATE AND VOTING

The Board has fixed the close of business on February 18, 1998, as the record date (the "Record Date") for the determination of the holders of common stock, no par value per share (the "Common Stock"), entitled to notice of and to vote at the Meeting, and at any adjournment or postponement of such Meeting. As of the Record Date, there were outstanding 11,000,806 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

QUORUM, CUMULATIVE VOTING AND VOTING REQUIREMENTS

The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions are counted for the purpose of determining whether there is a quorum at the Meeting. In the election of directors, the holders of the Common Stock are entitled to elect nine directors with the nine candidates who receive the highest number of affirmative votes being elected. Votes withheld have no legal effect. In electing directors, shareholders have the unconditional right to cumulate their votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes per share of stock held in their name or to distribute such votes among as many candidates as they see fit. Shareholders may cumulate their votes by designating the name or names of the nominee or nominees with respect to whom they are withholding their votes in the space provided on the proxy card (the "Proxy Card") and shareholders' votes cumulated in the manner described above can be distributed among the remaining candidate or candidates, in the proportions determined by the shareholders, by writing the number of votes allocated to the remaining candidate or candidates in the space provided on the Proxy Card. Votes can also be distributed equally among all candidates or certain candidates, by writing
the appropriate information in the space provided on the Proxy Card.   The
Preferred Stock has no right to receive notice of or to vote at the Meeting at the present time.


SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 18, 1998 by (i) each director and nominee for director, (ii) the Chairman and Chief Executive Officer and each of the other three executive officers of the Company whose combined salary and bonus exceeded $100,000 in fiscal 1997 and (iii) all directors and executive officers of the Company as a group:



Name and Address of               Number of Shares            Percentage of
Beneficial Owner /1/              Beneficially Owned         Common Stock/21/
--------------------              ------------------         ----------------
Carlos D. De Mattos                   2,123,784  /9/                    19.3%

Edward Phillips                       2,123,784 /10/                    19.3%

Ernst F. Nettmann                       105,000 /11/             Less than 1%

Jack Brehm /2/                           17,000 /12/             Less than 1%

Jerome E. Farley /3/                     15,000 /13/             Less than 1%

John H. Donlon /4/                       15,000 /14/             Less than 1%

Benjamin P. Giess /5/                 4,137,464 /15/                    37.6%

ING Equity Partners, L.P.I /6/        4,137,464 /16/                    37.6%

John F. Jastrem /7/                      15,000 /17/             Less than 1%

John A. Alonzo /8/                       10,000 /18/             Less than 1%

Gary S. Borman                            6,000 /19/             Less than 1%

Carly Barber                             27,000 /20/             Less than 1%

All executive officers                8,731,745                         79.4%
and directors as a group
(14 persons)


------------------------------
/1/ Unless otherwise noted, all shares are beneficially owned and the sole voting power is held by the person indicated, and the address of each of these individuals is c/o Matthews Studio Equipment Group, 3111 N. Kenwood Street, Burbank, California 91505.

/2/ This individual's address is: 19501 Greenbriar Drive, Tarzana, California 91356.

/3/ This individual's address is: 4100 West Alameda Avenue, Burbank, California 91505.

/4/ This individual's address is: 2813 West Alameda Avenue, Burbank, California 91505.

/5/ This individual's address is: 135 East 57th Street, 16th Floor, New York, New York 10022.

/6/ This company's address is: 135 East 57th Street, 16th Floor, New York, New York 10022.

/7/ This individual's address is: 1913 Ripley Avenue, Redondo Beach, California 90278.

/8/ This individual's address is: 10866 Wilshire Boulevard, 10th Floor, Los Angeles, CA 90024.

/9/ Includes 1,916,450 shares owned by a family trust with trust management vested in the named director as the trustee. Also includes an option to purchase 207,334 shares of Common Stock.

/10/ Includes 1,847,450 shares owned by a family trust with trust management vested in the named director as the trustee, and 69,000 shares owned by the named director directly. Also includes an option to purchase 207,334 shares of Common Stock.

/11/ Includes an option to purchase 100,000 shares of Common Stock.

/12/ Includes the exercisable portion (to purchase 15,000 shares) of options to purchase a total of 20,000 shares of Common Stock.

/13/ Represents the exercisable portion of options to purchase a total of 20,000 shares of Common Stock.

/14/ Represents the exercisable portion of options to purchase a total of 20,000 shares of Common Stock.

/15/ Mr. Giess disclaims beneficial ownership of these shares. Mr. Giess is an executive officer of Lexington Partners, Inc., which is the sole general partner of Lexington Partners, L.P., the sole general partner of ING Equity Partners, L.P. I ("ING"); however, the Company has been advised by Mr. Giess that he does not exercise sole or shared voting or dispositive power with respect to the shares of Common Stock and Preferred Stock held by ING described in footnote 16.

/16/ Includes a warrant to purchase 2,322,464 shares of Common Stock (the "Warrant"). ING is entitled to certain contingent voting rights for the 2,322,464 shares underlying the Warrant pursuant to a share of the Company's Preferred Stock issued to ING. These voting rights primarily arise upon the occurrence of an event of default under the Purchase Agreement between the Company and ING referred to under "Certain Transactions". Also includes the exercisable portion (to purchase 15,000 shares) of options issued to ING as consideration for services of its appointee, Benjamin P. Giess, to purchase a total of 20,000 shares of Common Stock.

/17/ Represents the exercisable portion of options to purchase a total of 20,000 shares of Common Stock.

/18/ Represents the exercisable portion of options to purchase a total of 20,000 shares of Common Stock.

/19/ Represents the exercisable portion of options to purchase a total of 30,000 shares of Common Stock.

/20/ Represents the exercisable portion of options to purchase a total of 36,000 shares of Common Stock.

/21/ Based on 11,000,806 shares of Common Stock outstanding at February 18,
1998.


                              CERTAIN TRANSACTIONS

In July, 1995, the Company entered into a Purchase Agreement (the "Purchase Agreement') with ING Equity Partners, L.P. I ("ING") pursuant to which the Company sold to ING for a total purchase price of $5 million, i) its senior subordinated promissory notes in the principal amount of $5 million, bearing interest at an initial rate of 10% per annum, ii) the Warrant entitling ING to purchase 2,322,464 of the Company's authorized shares of Common Stock at an initial purchase price per share of $2.50 and having certain anti-dilutive rights, and iii) a share of Preferred Stock of the Company entitling ING to certain voting rights with respect to the number of shares underlying the Warrant. As part of the transaction, the Company, Carlos D. De Mattos, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, Edward Phillips, President of Matthews Studio Equipment, Inc., together with certain affiliates of Mr. De Mattos and of Mr. Phillips, entered into a Stockholders Agreement with ING pursuant to which the Company agreed to nominate, and Messrs. De Mattos and Phillips and their affiliates agreed to vote for, two representatives of ING to the Board of Directors of the Company. Also, the parties agreed to set the number of members of the Board of Directors at nine. ING's current nominees are Benjamin P. Giess and John F. Jastrem. No other arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.


                             ELECTION OF DIRECTORS

Nine directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. In the absence of instructions to the contrary, proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute as may be nominated by the Company. Management has no present knowledge that any persons named will be unavailable to serve.

The following table sets forth the names and certain information concerning the incumbent directors, all of whom are also nominees for election as directors, and each of whom has consented to being named herein and to serve if elected.


Name                     Age   Position
-------------------      ---   ------------------------------------------------
Carlos D. De Mattos       45   Chairman of the Board, Chief Executive Officer,
                               Chief Financial Officer

Edward Phillips           51   Director, President of Matthews Studio Equipment,
                               Inc.

Ernst F. Nettmann         58   Director, President of Matthews Studio
                               Electronics, Inc.

John A. Alonzo            63   Director

Jack Brehm                69   Director

John H. Donlon            52   Director

Jerome E. Farley          59   Director

Benjamin P. Giess         35   Director

John F. Jastrem           42   Director

CARLOS D. DE MATTOS was co-founder of the Company and has served as a Director and as Chairman of the Company's Board of Directors, President and Chief Executive Officer since January 1995, and prior thereto as the Company's Co-Chairman and Chief Executive Officer from February 1989 to January 1995. Mr. De Mattos also serves as the Company's Chief Financial Officer. He is a co-recipient of two Technical Achievement Awards from the Academy of Motion Picture Arts and Sciences for the Tulip Crane and for the development of the Cam-Remote(R) System in March 1983 and March 1985, respectively. He is also a co-recipient of a Technical Achievement Award from the Academy of Television Arts and Sciences for the development of the Cam-Remote(R) System in September 1989. Mr. De Mattos is an active member of the principal trade associations pertaining to the industry serviced by the Company. In June 1991, the government of Portugal inducted him into the select membership of the prestigious Order of Henry the Navigator as a Knight Commander. He is a member of the Academy of Motion Picture Arts and Sciences, the American Society of Cinematographers and the Portuguese-American Leadership Council of the United States based in Washington, D.C.

EDWARD PHILLIPS was co-founder of the Company and has served as a Director of the Company since February 1989. Until December 31, 1994 he was the Co-Chairman of the Company's Board of Directors. He also served as the Company's Chief Operating Officer from February 1989 to January 1995. Continuously since 1976, Mr. Phillips has been Co-Chairman of the Board and President of Matthews Studio Equipment, Inc. Mr. Phillips has been responsible for the design and engineering of most of the equipment manufactured by Matthews Studio Equipment, Inc., since 1972. In the late 1970s, Mr. Phillips authored the first ANSI standard covering mounting equipment interface for the motion picture industry. Mr. Phillips continues to maintain an active role in the ongoing engineering effort of the Company. Mr. Phillips is a co-recipient of two Technical Achievement Awards from the Academy of Motion Picture Arts and Sciences for the Tulip Crane and for the development of the Cam-Remote(R) System in March 1983 and March 1985, respectively. He is also a co-recipient of a Technical Achievement Award from the Academy of Television Arts and Sciences for the Cam-Remote(R) System in September 1989. Mr. Phillips is a past president of the Professional Motion Picture Equipment Association and has served on many subcommittees of the Society of Motion Picture and Television Engineers. He is a member of the American Society of Cinematographers.

ERNST F. NETTMANN has served as a Director of the Company since February 1989. Mr. Nettmann is President of Matthews Studio Electronics, Inc., a wholly owned subsidiary of the Company ("Electronics"). Mr. Nettmann is President of E.F. Nettmann & Associates, Inc., a privately held corporation, which has been managing the business of Electronics since October 1, 1994 pursuant to a management and license agreement (see "Related Transactions" below). Prior to 1981, Mr. Nettmann was principal owner of Continental Camera Rental, which made and rented his Technical Achievement Award-winning camera mounts and aerial photography optical systems. He is a co-recipient of a like award from the Academy of Motion Picture Arts and Sciences in March 1985 and the Academy of Television Arts and Sciences in September 1989 for the development of the Cam-Remote(R) System.

JOHN A. ALONZO, A.S.C., was elected a Director of the Company in July 1996. Mr. Alonzo is a cinematographer. He is the first cinematographer to be recognized by the U.S. Library of Congress, for his exemplary cinematographic work on a total of two distinguished feature films: "Chinatown" and "Harold and Maude".
He is a member of the American Society of Cinematographers. Other feature films on which Mr. Alonzo was the principal cinematographer include "Scarface," "Steel Magnolias," and "Star Trek, Generations." Mr. Alonzo has given seminars and lectures at the University of Southern California and currently is on the faculty of The American Film Institute.

JACK BREHM has served as a Director of the Company since February 1989, and served as Chief Financial Officer of the Company from that date through December 1991. Mr. Brehm was with Ernst & Young LLP from 1951 until his retirement as a partner in 1988. Since his retirement from Ernst & Young LLP in September 1988, Mr. Brehm has acted as a financial consultant. Mr. Brehm is a Director of Zegarelli Group International, Inc., a Nasdaq listed company which manufactures and distributes professional hair care products.

JOHN H. DONLON, has served as a Director of the Company since February 1995. He is President and Director of Four Media Company ("4MC"), a Nasdaq listed company with revenues in excess of $100 million. 4MC employs over 700 people worldwide, principally at its facilities in Universal City, Burbank and Santa Monica, California, and Singapore. 4MC provides post-production services to the Hollywood television and motion picture industry along with playback and satellite transmission services for eighteen channels of cable programming to the USA. The Singapore subsidiary provides similar services to American companies in Asia. From 1984 to 1993, Mr. Donlon was President and Chief Executive Officer of Compact Video Group, Inc. ("CVG"). During his tenure, CVG expanded its editing and sound services, consolidated its duplication and satellite transmission services, developed syndication capability and established a successful network origination business. From 1981 to 1984 he was President of Technicolor Videocassette where he launched a videocassette duplication facility from the ground up. From 1977 to 1981 he was Vice President of Operations for Technicolor, the largest motion picture and television film laboratory in the world.

JEROME E. FARLEY has served as a Director of the Company since April 1994. He is President and Chief Executive Officer of Western Security Bancorp, a bank holding company. Continuously since December 1992, he has also been President, Chief Executive Officer and a Director of Western Security Bank. From 1981 through most of 1992, Mr. Farley was a Director and an executive officer of First Regional Bank. From 1979 through 1997 Mr. Farley was a Director of Regional Properties, Inc., a real estate development company, principally active in Riverside County, California. Mr. Farley has been a member of the State Bar of California since 1973. From 1973 through 1985 he was general counsel to a number of subsidiaries of City Investing Company, a New York Stock Exchange listed holding company. Mr. Farley has been a professor at the Pepperdine University School of Business and Management since 1984.

BENJAMIN P. GIESS was elected a Director of the Company in September 1995. Mr. Giess is a partner and executive officer of ING Equity Partners, L.P.I ("ING") (see "Certain Transactions" above). Mr. Giess has been employed by ING or its predecessors and affiliates since 1992. From 1991 to 1992, Mr. Giess worked in the Corporate Finance Group of ING Capital. From 1990 to 1991, Mr. Giess was employed by the Corporate Finance Group of General Electric Capital Corporation where he worked in the media and entertainment group. From 1986 to 1988, Mr. Giess was the credit department manager of the Boston Branch of ABN Amro North America, Inc. From 1984 to 1986 Mr. Giess was employed by Shawmut Bank of Boston, N.A. Mr. Giess also serves on the Board of Directors of American Communication Services, Inc., a Nasdaq listed company, which is a competitive local access telecommunications provider. He is also a Director of CMI Holding Corp., a privately held book retailer and specialty importer, and, of Transcare Corporation, a privately held ambulance operator.

JOHN F. JASTREM was elected a Director of the Company in September 1995.  Mr.
Jastrem is a management consultant to major business enterprises.   From 1996 to
1997, he served as Chairman and Chief Executive Officer of Hooven Direct Marketing, a privately held corporation founded in 1922 with more than 250 employees. From 1995 to 1996, Mr. Jastrem served as President and Chief Executive Officer of Colt's Manufacturing Company, Inc. From 1993 to 1995 Mr. Jastrem was President and Chief Operating Officer of Acme Holdings, Inc. and Acme Acquisition Corp., the fifth largest equipment rental business in the United States. From 1990 to 1993 Mr. Jastrem was Senior Vice President and Chief Financial Officer of Knapp Communications Corp., the publisher of Architectural Digest and Bon Appetit magazines, which was acquired by Conde Nast. From 1989 through 1990 Mr. Jastrem was Chief Financial Officer of Reliance Steel & Aluminum Company, a metals distributing company. From 1985 to 1989 Mr. Jastrem was part of the management team of Wickes Companies, Inc., a $6 billion manufacturer and retailer, during its successful reorganization. From 1977 to 1985 Mr. Jastrem was a senior manager for Arthur Andersen LLP.



                               EXECUTIVE OFFICERS

The Company's executive officers in addition to Mr. De Mattos and Mr. Phillips include Mr. Gary S. Borman, Mr. Kenneth W. Kramer, Ms. Carly Barber, Mr. Robert
M. Johnston and Mr. Harold J. Lefkovitz.

GARY S. BORMAN, age 40, joined the Company as Corporate Controller and Chief Accounting Officer in March 1996 and has been the Company's Vice President since March 1997. From 1991 to 1996 Mr. Borman was the Controller of HR Textron, Inc., an aerospace component manufacturer and a division of Textron, Inc. From 1982 to 1991 Mr. Borman was a senior manager for Ernst & Young LLP.

KENNETH W. KRAMER, age 40, joined the Company in December 1996 as Vice President, Development and Operations. Prior to joining the Company, Mr. Kramer was employed by

Technicolor Video Services, Inc. from February 1995 to December 1996, where he served as Senior Vice President and Chief Financial Officer. From June 1981 to February 1985, Mr. Kramer was a senior manager for Ernst & Young LLP, serving in their Chicago, National/Cleveland and Los Angeles offices.

CARLY BARBER, age 42, President, Hollywood Rental Co., Inc., joined the Company in March 1986. From 1984 to 1986 Ms. Barber was the manager of Cinepro, a Panavision expendables, camera, lighting and grip company. From 1981 to 1984, Ms. Barber worked for the Samuelsons Film Services, an international supplier of rental cameras and lighting equipment as a representative of the company on production.

ROBERT M. JOHNSTON, age 37, President, Expendable Supply Store, joined the Company in October 1996. Prior to joining the Company he was a consultant with responsibility for the marketing and sales of production supplies and products to William F. White, Ltd., Canada's largest supplier of television, motion picture and theatrical equipment.

HAROLD J. LEFKOVITZ, age 45, President, Duke City Video, Inc., joined the Company in May 1997. Mr. Lefkovitz co-founded Duke City Video, Inc., in 1979 and has continuously been its President and Chief Executive Officer with responsibility for all of its day-to-day operations.


                               BOARD OF DIRECTORS

MEETINGS AND REMUNERATION

During the fiscal year ended September 30, 1997, the Board held three regular meetings, and no Director attended less than 75% of the aggregate of all Board meetings and all of the meetings held by any committee on which he served.

Non-employee members of the Board receive a retainer of $1,000 per month for services rendered to the Board of Directors and Committee(s) of the Board of Directors and for his or her attendance at the meetings. In addition, the Company's 1994 Stock Option Plan for Directors provides that each independent Director is to receive options to purchase 15,000 shares of Common Stock. Under the terms of such plan, such options are exercisable ratably 6, 24 and 36 months after the grant date, and the exercise price per share is the market value at the grant date. Each of the current independent directors has received such options for 15,000 shares, exercisable at the market value on the date of grant, except that the options granted to Mr. Giess and Mr. Jastrem are exercisable at $3.00 per share even though the market value was less than $3.00 on the date on which these options were granted. Mr. Giess has assigned to ING the compensation to which he would be entitled as an independent Director. On December 10, 1997, options to purchase an additional 5,000 shares of Common Stock were granted to each of the Company's independent directors. Such options were also granted under the Company's 1994 Stock Option Plan for Directors, and are exercisable ratably 12 and 24 months after the grant date, at an exercise price per share equal to the market value at the grant date. Mr. Giess has also assigned to ING these additional options. The committee administering the 1994 Stock Option Plan for Directors granted these additional options in recognition of the extraordinary efforts required of the Board during the year.

COMMITTEES

The Company has an Audit Committee chaired by Mr. Brehm, which includes Messrs. Alonzo, Donlon, Farley, Giess and Jastrem as members. The Committee held three meetings during fiscal 1997. The primary function of this Committee is to review periodic financial statements and certain financial information before publication; discuss the scope of independent accountants' engagement and review the scope of the independent accountants' performance, reports and fees; review the scope and adequacy of the Company's financial controls, internal audit plans and the findings of internal audit examinations; and recommend the selection of independent accountants.

The Company has a Compensation/Stock Option Committee chaired by Mr. Brehm, which includes Messrs. Alonzo, Donlon, Farley, Giess and Jastrem as members.
The Committee held two meetings during fiscal 1997. Its primary function is to review compensation levels of members of management; evaluate the performance of management and consider management succession and related matters; and develop and administer the Company's various incentive plans, including the Company's stock option plan.


               REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE

GENERAL

The Compensation/Stock Option Committee (the "Compensation Committee"), a committee composed entirely of directors who are not employed by the Company and who do not serve as officers of the Company, develops and administers the Company's various incentive and stock plans, reviews compensation levels of members of management, evaluates the performance of management and considers management succession and related matters. In evaluating the performance of members of management, the Compensation Committee consults with the Chief Executive Officer, Chief Financial Officer and Chairman of the Board except when reviewing his, or their, performance, in which case the Compensation Committee meets independently. The Compensation Committee reviews with the Board in detail all aspects of compensation for the senior executives, including the individuals named in the Summary Compensation Table (the "Compensation Table").

STATEMENT ON PHILOSOPHY OF EXECUTIVE COMPENSATION

In April 1995, the Compensation Committee adopted general principles with respect to executive compensation, i.e., establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company. Those general principles continue to be utilized by the Compensation Committee and are as follows:

    . The Company must offer competitive salaries to be able to attract and retain highly qualified and experienced executives and other management personnel;

    . Executive cash compensation in excess of base salaries should be tied to Company and individual performance; and

          The financial interest of the Company's senior executives should be
    . aligned with the financial interest of the shareholders, primarily through stock option grants and other long-term incentive arrangements.

BASE SALARY

Base salaries for the Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and other executive officers, are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position and compensation paid to equivalent executive officers at comparable companies. Salaries of officers or employees are reviewed periodically (at least annually) and adjusted as warranted to reflect sustained individual performance. The Compensation Committee measures individual performance and contribution against total annual compensation, including incentive awards, rather than base salary alone. Total compensation for executive officers consists of a combination of salaries, bonuses, stock option grants and contributions to the Company's 401(k) plan.

Stock option grants are offered to new employees in order to attract highly qualified and experienced executives and other management personnel. In addition, stock option grants are offered to existing employees to reward individual performance. Performance evaluations are made by the Company's officers and reported to the Chief Executive Officer, who in turn makes recommendations regarding stock option grants for existing employees to the Compensation Committee.


                         COMPENSATION/STOCK OPTION COMMITTEE

                              John A. Alonzo
                              Jack Brehm
                              Jerome E. Farley
                              John H. Donlon
                              Benjamin P. Giess
                              John F. Jastrem

                               PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index and a self-selected peer group of companies (the "Peer Group"). The performance graph has been changed to include a comparison between new and old peer groups. The new peer group has been added to include shareholder returns information of Panavision, Inc., an equipment rental company whose shares began trading publicly in November, 1996.



                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                             (DIVIDENDS REINVESTED)

                             [GRAPH APPEARS HERE]


                                                              ANNUAL RETURN PERCENTAGE
                                                                    YEARS ENDING
--------------------------------------------------------------------------------------------------------------
COMPANY NAME / INDEX                                 SEP 93   SEP 94   SEP 95   SEP 96   SEP 97
--------------------------------------------------------------------------------------------------------------

MATTHEWS STUDIO EQUIPMENT GROUP  [graph line         -11.11     2.07   -30.60    -5.88   118.75
                         symbol ---*--]

S&P COMP-LTD      [graph line symbol ---[_]---]       13.00     3.69    29.74    20.33    40.45

NEW PEER GROUP     [graph line                        16.46    53.74    55.30   -36.35    18.62
                         symbol  ---#--- ]
OLD PEER GROUP   [graph line symbol ---X---]         -31.52    52.16    55.30   -36.35    18.62
--------------------------------------------------------------------------------------------------------------

                                                           BASE                  INDEXED RETURNS
                                                          PERIOD                  YEARS ENDING
--------------------------------------------------------------------------------------------------------------
COMPANY NAME / INDEX                         SEP 92   SEP 93   SEP 94   SEP 95   SEP 96   SEP 97
--------------------------------------------------------------------------------------------------------------

MATTHEWS STUDIO EQUIPMENT GROUP ---*---         100    88.89    90.73    62.96    59.26   129.63

S&P COMP-LTD ---[_]---                          100   113.00   117.17   152.02   182.93   256.92

NEW PEER GROUP ---#---                          100    83.54   128.44   199.47   126.95   150.59
OLD PEER GROUP  ---X---                         100    68.48   104.20   161.82   102.99   122.17
--------------------------------------------------------------------------------------------------------------


NEW PEER GROUP                                                      OLD PEER GROUP
--------------------------------------------------------------------------------------------------------------
ARC International Corp.                                             ARC International Corp.
Avid Technology Inc. (Trade began 3/12/93)                          Avid Technology Inc. (Trade began 3/12/93)
Camera Platforms Intl. Inc.                                         Camera Platforms Intl. Inc.
Chyron Corp.                                                        Chyron Corp.
Panavision, Inc.                                                    Shop Television Network, Inc.
Shop Television Network, Inc. (Stopped filing with SEC 4/15/96)     Trans Global Services, inc.
Trans Global Services, inc. (Began trade 8/1/94)
--------------------------------------------------------------------------------------------------------------

                                 EXECUTIVE COMPENSATION

Set forth below is certain summary information with respect to the Company's Chief Executive Officer and the other executives of the Company whose combined salary and bonus exceeded $100,000 in fiscal 1997.



                           SUMMARY COMPENSATION TABLE


                                   Annual Compensation                                            Long Term
-----------------------------------------------------------------------------------------         -------------------------------
                                                                                                    Awards                Payouts
---------------------------------------------------------------------------------------------------------------------------------
                   Name and Principal                       Year   Salary ($)   Bonus ($)         Securities           All Other
                        Position                                                                  Underlying         Compensation/1/
                                                                                                    Options
                                                                                                      (#)
------------------------------------------------------------------------------------------------------------------------------------
Carlos D. De Mattos,                                        1997     351,421     140,568                - -               1,230
Chairman, Chief Executive                                   1996     263,425      50,000                - -               1,462
Officer and Chief Financial                                 1995     225,866         - -            200,000               1,828
Officer
------------------------------------------------------------------------------------------------------------------------------------
Edward Phillips, Director,                                  1997     295,747     118,299                 - -              1,512
President, Matthews Studio                                  1996     263,425     100,000                 - -              1,799
Equipment, Inc.                                             1995     225,866         - -             200,000              2,249
------------------------------------------------------------------------------------------------------------------------------------
Carly Barber, President,                                    1997     111,291      23,000                  - -             1,094
Hollywood Rental Co., Inc.                                  1996      88,002       7,000               15,000             1,219
                                                            1995      83,189         - -                  - -               - -
------------------------------------------------------------------------------------------------------------------------------------
Gary S. Borman, Vice                                        1997     100,769      30,203               30,000               900
President, Corporate                                        1996      48,462       6,000               30,000                21
Controller                                                  1995         - -         - -                  - -               - -
------------------------------------------------------------------------------------------------------------------------------------

/1/ These amounts represent Company contributions to the 401(k) plan.

The following table shows the options granted during the year ended September 30, 1997 to the named executive officers:

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                                                                                     Potential Value at
                                                                                                       Assumed Rates
                                                                                                       of Stock Price
                         Number of            Percentage of                                           Appreciation For
                         Securities           Total Options                                             Option Term
                         Underlying            Granted to        Exercise Price     Expiration     --------------------------
Name                   Options Granted         Employees           ($/Share)           Date            5%              10%
------------------------------------------------------------------------------------------------------------------------------------
Gary S. Borman           30,000                     8%               $2.50          March 2004      $33,000          $83,000
------------------------------------------------------------------------------------------------------------------------------------

The following table shows the value of options with respect to each of the named executive officers based on the difference between the exercise price and the closing price on September 30, 1997 as reported by the Nasdaq Stock Market.

                         FISCAL YEAR END OPTION VALUES


         Name                  # of Shares Underlying               Value of Unexercised In-the-
                                Unexercised Options                 Money Options at FY-End ($)
                              ------------------------------------------------------------------
                              Exercisable/Unexercisable            Exercisable/Unexercisable
------------------------------------------------------------------------------------------------
Carlos D. De Mattos                  207,000/67,000                     $309,000/$92,000
------------------------------------------------------------------------------------------------
Edward Phillips                      207,000/67,000                     $309,000/$92,000
------------------------------------------------------------------------------------------------
Carly Barber                           27,000/9,000                      $51,000/$21,000
------------------------------------------------------------------------------------------------
Gary S. Borman                         6,000/54,000                     $14,000/$113,000
------------------------------------------------------------------------------------------------



                                RETIREMENT PLANS

The Company has an employee benefit plan intended to qualify under Section 401(k) of the Internal Revenue Code. Under the plan, employees may contribute as deferred compensation up to 6% of compensation (not to exceed $9,500 annually). The Company matches from 20% to 50% of employee contributions, based on individual salary levels. The Company does not have any defined benefit or actuarial plan.


                             EMPLOYMENT AGREEMENTS

The Company entered into written employment agreements with Carlos D. De Mattos and Edward Phillips on July 1, 1995 (the "Employment Agreements") to serve as the Company's President and Chairman of the Board, and as President of the Company's wholly owned subsidiary, Matthews Studio Equipment, Inc., respectively, for three-year terms commencing July 1, 1995 at annual base salaries of $257,000. These base salaries increase annually for cost-of-living and by amounts not less than 10% as determined in the sole discretion of the Compensation Committee of the Board of Directors, during the term of the Employment Agreements. Mr. De Mattos' base salary was increased by the Compensation Committee to $332,700 per year, starting October 1, 1996. Mr. Phillips' base salary was increased to $282,700 for the period from July 1, 1996 to June 30, 1997, and subsequently to $310,970 for the period from July 1, 1997 to June 30, 1998. The Employment Agreements provide for annual incentive bonuses equal to 20% to 40% of base salary depending upon attainment by the Company of specified Earnings (as defined in the Employment Agreements). The Employment Agreements each contain the grant of an option to purchase 200,000 shares of Common Stock at an exercise price of $3.00 per share. The right to purchase up to 66,667 shares under such options vests in like installments commencing on the first and the next two successive anniversary dates of the Employment Agreements and these options are exercisable until July 2005. Pursuant to both Employment Agreements, Messrs. De Mattos and Phillips, respectively, agreed to provide consulting services to the Company for a period of five years following the termination date, at 50% of the base salary under their respective Employment Agreements.

Effective as of October 1, 1997, the Employment Agreement with Mr. De Mattos was amended (as amended, the "De Mattos Agreement") by the Compensation Committee. The term of the employment under the De Mattos Agreement will expire September 30, 2000 but, similar to the July 1, 1995 Employment Agreement, Mr. De Mattos has agreed to provide consulting services to the Company for a period of five years following the termination date, at 50% of the base salary. The base salary under the De Mattos Agreement was increased to $400,000 and will increase 10% at each anniversary date. Mr. De Mattos will receive an incentive bonus for fiscal 1998 ranging from 20% to 100% of his base salary, based upon attainment by the Company of specific earnings per share levels (described in more detail in the De Mattos Agreement). The annual incentive bonus for fiscal years 1999 and 2000 will be based on performance levels to be established by the Company's Compensation Committee. As part of the amendment, options to purchase an additional 100,000 shares of the Company's Common Stock at an exercise price of $4.74 per share were granted to Mr. De Mattos. These options are in addition to the options to purchase 200,000 shares of the Company's Common Stock granted under the July 1, 1995 Employment Agreement. These additional options will vest at one-third increments on October 1, 1998 and on the next two successive anniversaries of that date, and were granted under and are subject to the terms of the Company's 1994 Stock Option Plan. The De Mattos Agreement has been approved by unanimous vote of the independent Directors on the Compensation Committee of the Company's Board of Directors. Further, the De Mattos Agreement was approved by the full Board, except for Mr. De Mattos who abstained from voting on the matter.


                           RELATED PARTY TRANSACTIONS

Certain facilities of the Company are leased from PDM, a partnership owned by Carlos D. De Mattos and Edward Phillips pursuant to a lease which expires December 31, 1999. In negotiating for this lease, the Company acted through and by its Directors and executive officers other than Messrs. De Mattos and Phillips. Rental payments under the lease with PDM were $479,000 in fiscal 1997. In addition, a company owned by Ernst F. Nettmann, a director of the Company, has a Management Agreement with Electronics, a wholly owned subsidiary of the Company, pursuant to which Mr. Nettmann's company manages the Cam-Remote(R) Systems business of Electronics. Mr. Nettmann's company is entitled to receive compensation predicated on achieving certain revenues under the Management Agreement. Payments to Mr. Nettman under the Management Agreement were $78,372 in fiscal 1997.

                                 INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has acted as the Company's independent accountants since their appointment for fiscal 1991. The Board of Directors, on the unanimous recommendation of the Audit Committee, has selected Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 1998. Representatives of Ernst & Young LLP are expected to be at the Meeting to respond to questions and will have the opportunity to make a statement if they desire to do so.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of shares of the Company's equity securities, to file by specific dates with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by security regulations to furnish the Company with copies of all Section 16(a) forms that they may file. The Company is required to report in this proxy statement any failure of its directors and executive officers and greater than ten percent shareholders to file by the relevant due date any of these reports during the two preceding fiscal years.

To the best of the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the two fiscal years ended September 30, 1997, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders were complied with except, due to administrative errors: (i) The Form 4 filed by Mr. Gary S. Borman with respect to 60,000 options to purchase the Company's common stock granted in March 1997, was filed after its due date, (ii) the Form 4 filed by Mr. Kenneth W. Kramer with respect to 5,000 shares of the Company's common stock acquired in September 1997, was filed after its due date, and (iii) no Form 3 has been filed by Ms. Carly Barber.


                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management at the Meeting. If any other business properly comes before the Meeting, the proxy holders intend to vote the proxies as recommended by the Board.


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Proposals for shareholder action that eligible shareholders wish to have included in the Company's Annual Meeting to be held in March 1999 must be received by the Company at its principal executive offices on or before October 27, 1998 in order for the proposition to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                            SOLICITATION OF PROXIES

Proxies for the Meeting will be solicited by mail and through brokerage institutions, and all expenses involved, including printing and postage, will be paid by the Company.


                               OTHER INFORMATION

A copy of the Company's Annual Report for the year ended September 30, 1997 and of the Company's Form 10-Q for the quarter ended December 31, 1997 are being furnished herewith to each shareholder of record as of the Record Date. Additional copies of the Annual Report and such Form 10-Q will be provided for a nominal charge upon written request to: Investor Relations Department, Matthews Studio Equipment Group, 3111 N. Kenwood Street, Burbank, CA 91505.


                    BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Gregory Moiseeff

                              Gregory Moiseeff, Secretary
February 24, 1998

------------------------------------------------------------------------------------------------------------------------------------

               MATTHEWS STUDIO EQUIPMENT GROUP, 3111 N. KENWOOD STREET, BURBANK, CALIFORNIA  91505  -  (818) 525-5200
------------------------------------------------------------------------------------------------------------------------------------
[LOGO OF MATTHEWS STUDIO]                                      PROXY
                                                solicited by the Board of Directors
                                     Annual Meeting -- March 18, 1998  --  Burbank, California

The undersigned hereby appoints Carlos D. De Mattos and Jack Brehm and each of them, with full power of substitution and to act alone, as proxyholders for the undersigned to vote all the shares of common stock that the undersigned would be entitled to vote at the 1998 Annual Meeting of Shareholders of Matthews Studio Equipment Group and at any adjournment thereof, upon all matters described in the Proxy Statement for the Meeting referred to on the reverse side of this card in the manner there indicated, and, in their discretion, upon any other matters which properly come before the Meeting.

----------------------------------------------------------------------- ELECTION OF DIRECTORS
                                                                        NOMINEES: CARLOS D. DE MATTOS, EDWARD PHILLIPS, ERNST F.
                                                                        NETTMANN, JOHN A. ALONZO, JACK BREHM, JOHN H. DONLON,
                                                                        JEROME E. FARLEY, BENJAMIN P. GIESS, JOHN F. JASTREM

                                                                        IF NO OTHER INDICATION IS MADE, THE PROXYHOLDER SHALL VOTE
----------------------------------------------------------------------- FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES SET FORTH
                                                                        ABOVE.
------------------------------------------------------------------------------------------------------------------------------------

                       PLEASE FILL IN REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------
                                                       ELECTION OF DIRECTORS
------------------------------------------------------------------------------------------------------------------------------------
[ ]   For All Nominees                       [ ]   Withhold From All Nominees                    [ ]   Per Cumulative Vote Below

           You may withhold authority to vote for any nominee by lining through or striking out the name of any nominee.
------------------------------------------------------------------------------------------------------------------------------------
Carlos D. De Mattos                          John A. Alonzo                                      Jerome E. Farley
------------------------------------------------------------------------------------------------------------------------------------
Edward Phillips III                          Jack Brehm                                          Benjamin P. Giess
------------------------------------------------------------------------------------------------------------------------------------
Ernst F. Nettmann                            John H. Donlon                                      John F. Jastrem
------------------------------------------------------------------------------------------------------------------------------------
                                                  INSTRUCTIONS TO MARK YOUR VOTE:
[1] Please mark your vote with a [x] in your choice of one of the 3 boxes provided. [2] Joint owners must each sign. If acting as attorney, trustee, executor or in another capacity, sign and print your name and title. [3] To vote cumulatively for a director or directors, mark the appropriate box and indicate the number of votes you wish to cast for each director. The total number of votes you cast for all nominees may not exceed your total number of shares. [4] Please return this Proxy promptly in the enclosed envelope.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------   -----------------------------------------   --------------------------------------------------
Signature                                               Title                                            Date
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------   -----------------------------------------   --------------------------------------------------
Signature                                               Title                                            Date
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------   -----------------------------------------   --------------------------------------------------
Signature                                               Title                                            Date
------------------------------------------------------------------------------------------------------------------------------------